FOR RELEASE August 10, 2005

Contact:	Lawrence Pemble Robert Goodwin Chindex International, Inc. (301) 215-7777

CHINDEX INTERNATIONAL, INC.
ANNOUNCES FISCAL 2006 FIRST QUARTER RESULTS
Hospital Division Continues Rapid Growth

BETHESDA, MARYLAND – August 10, 2005 - Chindex International, Inc. (NASDAQ: CHDX), an independent American provider of Western healthcare products and medical services in the People’s Republic of China, today announced results for its fiscal year 2006 first quarter ended June 30, 2005. The Company reported a consolidated 5% decrease in revenues and a net loss for the period. The healthcare services segment continued its rapid growth and showed improvement in earnings, while the medical capital equipment segment experienced quarter to quarter delays in shipments.

Revenue for the quarter ended June 30, 2005 was $25.2 million, a 5% decrease from revenue of $26.7 million in the quarter ended June 30, 2004.

The net loss for the quarter ended June 30, 2005 was $1.4 million, or a loss per share of $0.21. This compares to net income of $244,000, or earnings per share of $0.05, for the quarter ended June 30, 2004.

The Company’s balance sheet as of June 30, 2005 shows cash and cash equivalents of $6.1 million, total assets of $56.6 million, and a current ratio of 1.2:1 and stockholders’ equity of $23.4 million.

Roberta Lipson, President and CEO of Chindex, commented on the results:

“Our results in the healthcare services division for the first quarter showed continuing rapid revenue growth of 36% and improving operating results as our hospital in Shanghai continues to grow. In the medical capital equipment division, revenues were down 7% as a result of delays in the opening of letters of credit by our customers. This decrease was accompanied by an abnormal increase in merchandise inventory at quarter-end. In the healthcare products distribution division revenues were down 27% for the quarter as we continue to experience lackluster results as we seek to reposition the division with a new strategic partner in the retail pharmacy business unit. As a result of these factors we reported a loss on the period.

“Our business operations in fiscal 2006 have begun to focus on cost reduction programs at the corporate level and cost containment programs at the operating division level. Over the twelve month period, we expect revenue growth to continue generally in line with levels achieved in 2005 in the medical capital equipment and healthcare services segments. We have reorganized certain hospital product offerings in the healthcare products distribution division and are continuing with our search for a strategic partner in the retail pharmacy business unit of that segment.

“In the healthcare services division we will continue to ramp-up operations in Shanghai, and expand services at all facilities. We also expect to receive JCI accreditation for our main facility in Beijing during the year. In the medical capital equipment division we will expand our market penetration through the sales of new products and continued growth in the use of local sub distributor networks. In the healthcare products distribution division we are focusing on the strategic positioning of the retail pharmacy business unit as we pursue opportunities to diversify our supplier base through strategic relationships with potential business partners.”

Chindex is an American company operating in several healthcare sectors of the Chinese marketplace, including Hong Kong. It provides representative and distribution services to a number of major multinational companies including Siemens AG (ultrasound systems) and Guidant (interventional cardiology products including stents, balloon catheters and guide wires). Its distribution channels to the retail pharmacy industry in China have been developed through a relationship with a major multinational cosmetics manufacturer. It also provides healthcare services through the operations of its private hospitals in China. With twenty-four years of experience, over 1,000 employees, and operations in the United States, China and Hong Kong, the Company’s strategy is to expand its cross-cultural reach by providing leading edge technologies, quality products and services to Greater China’s professional communities. Further company information may be found at the Company’s websites, www.chindex.com and www.unitedfamilyhospitals.com.

Some of the information in this release may contain statements regarding future expectations, plans, prospects for performance of the Company that constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company cannot guarantee future results, levels of activity, performance or achievements. The numbers discussed in this release also involve risks and uncertainties. The following factors, among others, could cause actual results to differ materially from those described by such statements: our ability to manage our growth and maintain adequate controls, our ability to obtain additional financing, the loss of services of key personnel, general market conditions including inflation or foreign currency fluctuations, our dependence on relationships with suppliers, the timing of our revenues and fluctuations in financial performance, the availability to our customers of third-party financings, product liability claims and product recalls, competition, hiring and retaining qualified sales and service personnel, management of inventory, relations with foreign trade corporations, dependence on sub-distributors and dealers, completion and opening of healthcare facilities, attracting and retaining qualified physicians and other hospital personnel, regulatory compliance, the cost of malpractice, our dependence on our information systems, the economic policies of the Chinese government, the newness and undeveloped nature of the Chinese legal system, the regulation of the conversion of Chinese currency, future epidemics in China such as SARS, the control over our operation by insiders, continuity of relationships and variability of financial margins with existing suppliers, our liquidity and availability of capital resources to meet cash requirements, including capital expenditures and those other factors contained in the section titled “Risk Factors” as set forth on page 6 of the Company’s Registration Statement on Form S-3 (File No. 333-123975) declared effective by the Securities and Exchange Commission on April 20, 2005, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. The forward-looking statements and numbers contained herein represent the judgment of the Company, as of the date of this press release, and the Company disclaims any intent or obligation to update such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances on which such statements are based.

# # # #
Financial Summary Attached
CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(thousands except share and per share data)
(Unaudited)

	Three months ended June 30,
	2005	2004
Product sales	$17,341	$20,879
Healthcare services revenue	7,896	5,796

Total revenue	25,237	26,675
Cost and expenses
Product sales costs	14,202	16,898
Healthcare services costs	7,742	4,896
Selling and marketing expenses	2,954	2,826
General and administrative
expenses	1,854	1,552

(Loss) income from operations	(1,515)	503
Other (expenses) and income
Interest expense	(94)	(42)
Interest income	37	8
Miscellaneous income
(expense) – net	23	(39)

(Loss) income before income taxes	(1,549)	430
Benefit from (provision for) income taxes	185	(186)

Net (loss) income	$(1,364)	$244

Net (loss) income per common share — basic	$(0.21)	$0.05

Weighted average shares outstanding — basic	6,503,443	4,995,910

Net (loss) income per common share – diluted	$(0.21)	$0.04

Weighted average shares outstanding – diluted	6,503,443	5,729,748

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(thousands except share data)

(Unaudited)

	June 30, 2005	March 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$6,069	$8,173
Trade accounts receivable, less allowance for doubtful accounts of $2,016 and $1,851, respectively
Equipment sales receivables	10,629	13,120
Patient service receivables	3,105	2,706
Inventories	13,437	10,856
Deferred income tax	497	222
Other current assets	2,163	2,034

Total current assets	35,900	37,111
Property and equipment, net	18,177	17,620
Long-term deferred income taxes	1,780	1,780
Other assets	781	777

Total assets	$56,638	$57,288

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$24,801	$26,420
Short-term portion of capitalized leases	154	189
Short-term debt and vendor financing	4,003	2,839
Income taxes payable	18	4

Total current liabilities	28,976	29,452
Long-term portion of capitalized leases	117	124
Long-term debt and vendor financing	4,126	2,749

Total liabilities	33,219	32,325

Stockholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, none issued	0	0
Common stock, $.01 par value, 13,600,000 shares authorized, including 1,600,000 designated Class B:
Common stock – 5,728,443 shares issued and outstanding at June 30, 2005 and	57	57
March 31,2005
Class B stock – 775,000 shares issued and outstanding at June 30, 2005 and	8	8
March 31, 2005
Additional paid in capital	35,884	35,884
Accumulated other comprehensive income	(163)	17
Accumulated deficit	(12,367)	(11,003)

Total stockholders' equity	23,419	24,963

Total liabilities and stockholders’ equity	$56,638	$57,288

SEGMENT INFORMATION

The Company has three reportable segments: Medical Capital Equipment, Healthcare Services and Healthcare Products Distribution. The Company evaluates performance and allocates resources based on profit or loss from operations before income taxes, not including gains or losses on the Company’s investment portfolio. The following segment information has been provided per Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information:”

	Medical Capital		Healthcare Products
	Equipment	Healthcare Services	Distribution	Total
As of June 30, 2005:
Assets	$24,125,000	$22,425,000	$10,088,000	$56,638,000
For the quarter ended June 30, 2005:

Sales and service revenue	$9,568,000	$7,896,000	$7,773,000	$25,237,000
Gross Profit	2,476,000	n/a	663,000	n/a
Gross Profit %	26%	n/a	9%	n/a
(Loss) from operations	$(571,000)	$(226,000)	$(718,000)	$(1,515,000)
Other (expense) net				(34,000)

Loss before income taxes				$(1,549,000)

	Medical Capital		Healthcare Products
	Equipment	Healthcare Services	Distribution	Total
As of March 31, 2005:
Assets	$22,698,000	$20,878,000	$13,712,000	$57,288,000
For the quarter ended June 30, 2004:

Sales and service revenue	$10,302,000	$5,796,000	$10,577,000	$26,675,000
Gross Profit	2,928,000	n/a	1,052,000	n/a
Gross Profit %	28%	n/a	10%	n/a
(Loss) income from operations	$(25,000)	$665,000	$(137,000)	$503,000
Other (expense) net				(73,000)

Income before income taxes				$430,000

Inter-segment transactions were eliminated for the three months ended June 30, 2005 and 2004.